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                                                                    Exhibit 3.58


                                     BY-LAWS

                                       OF

                                 AVIS LUBE, INC.

                            (a Delaware Corporation)

                                    ARTICLE I

                            MEETINGS OF STOCKHOLDERS

      1. Place of Meeting. All meetings of the stockholders shall be held at such place, within or without the State of Delaware, as may be fixed from time to time by the Board of Directors or as shall be designated in the notice or waiver of notice of the meeting.

      2. Annual Meetings. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on the third Tuesday in November in each year, at such hour as may be named in the notice of the meeting.

      3. Special Meetings. A special meeting of the stockholders for any purpose or purposes may be called at any time by the Chief Executive Officer, the President or the Secretary by order of the Board of Directors, or by the holder or holders of record of at least 25 percent of the stock of the Corporation entitled to vote at the meeting.

      4. Notice of Meetings. Notice of each meeting of the stockholders, whether annual or special, shall be given (unless

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that notice shall be waived or unless the meeting is to be dispensed with in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware) not less than ten nor more than sixty days before the day on which the meeting is to be held to each stockholder of record entitled to vote at such meeting by delivering a written or printed notice thereof to him personally or by mail. Every notice shall state the place, date and hour of the meeting and, except in the case of a special meeting, need not state the purposes. Notice of any adjourned meeting of the stockholders shall not be required if the time and place thereof are announced at the meeting at which the adjournment was taken.

      5. Organization. At every meeting of stockholders, the Chief Executive Officer, or in the absence of the Chief Executive Officer, the President or a Vice President shall act as Chairman, and the Secretary, or, in the absence of the Secretary, an Assistant Secretary, shall act as secretary.

      6. Quorum. Except as otherwise provided by law, holders of 25 percent of the issued and outstanding stock of the Corporation entitled to vote at each meeting of stockholders, present either in person or by proxy, shall constitute a quorum for the transaction of business. If there be no quorum, the holders of a majority of such shares present either in person or by proxy may adjourn the meeting from time to time until a quorum shall have been obtained.


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      7. Voting. At each meeting of the stockholders, each holder of stock entitled to vote thereat shall be entitled to one vote in person or by proxy for each share of stock of the Corporation entitled to vote so registered in his name on the books of the Corporation.

      8. Consent of Stockholders in Lieu of Meeting. Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice shall be given to all stockholders of the taking of any corporate action pursuant to the provisions of this section unless that action has been consented to in writing by the holders of all of the stock that would have been entitled to vote upon that action if a meeting were held.

                                   ARTICLE II

                                    DIRECTORS

      1. General Powers. The property, affairs, and business of the Corporation shall be managed by the Board of Directors.

      2. Number, Qualification and Term of Office. The number of directors shall be not less than three and not more than nine, the


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exact number within such limits to be fixed from time to time by the Board of
Directors by resolution. Directors need not be stockholders. The directors shall be elected annually in the manner provided in these by-laws, and each director shall hold office until the annual meeting held next after his election and until his successor shall have been elected and shall qualify, or until his death or until he shall resign. If the number of directors be increased, the additional directors may be elected by a majority of the directors in office at time of the increase or if not so elected prior to the next annual meeting of stockholders, they shall be elected by the stockholders at such annual meeting.

      3. Election of Directors. At each meeting of the stockholders for the election of directors, at which a quorum is present, the persons receiving the greatest number of votes shall be the directors.

      4. Place of Meeting, etc. The Board of Directors may hold its meetings and have one or more offices at such place or places within or outside the State of Delaware, as the Board may from time to time determine, or, in the case of meetings, as shall be specified or fixed in the respective notices or waivers of notice thereof.

      5. First Meeting. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual election of directors at the same place at which regular


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meetings of the Board are held and notice of such meeting need not be given;
each meeting, however, may be held at any other time or place which shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or in a consent and waiver of notice thereof signed by all of the directors.

      6. Regular Meetings. Regular meetings of the Board of Directors shall be held at such places and at such times as the Board shall from time to time by resolution determine and no notice thereof shall be necessary.

      7. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chief Executive Officer or the President or by any two of the directors. Unless waived, notice of each such meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least two days before the day on which the meeting is to be held, or shall be directed to him at such place by telegraph, or be delivered personally not later than the day before the day on which the meeting is to be held. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage prepaid. If notice is given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Every such notice shall state the time and place of the meeting but need not state the purpose thereof.


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      8. Organization. At each meeting of the Board of Directors, the Chief
Executive Officer, or in the absence of the Chief Executive Officer, the President or a director chosen by a majority of the directors present, shall act as Chairman. The Secretary, or, in the absence of the Secretary, an Assistant Secretary, or, in the absence of both the Secretary and Assistant Secretaries, any person appointed by the Chairman shall act as secretary of the meeting.

      9. Quorum and Manner of Acting. One-third of the total number of directors shall constitute a quorum for the transaction of business at any meeting, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

      l0. Resignation. Any director of the Corporation may resign at any time by mailing or delivering, or transmitting by telegraph, written notice to the Chief Executive Officer, the President or to the Secretary of the Corporation. The resignation of any director shall take effect from the time of its receipt by the Corporation, unless some time be fixed in the resignation, and then from that time.

      11. Vacancies. Any vacancy in the Board of Directors caused by the death, resignation, removal, disqualification, an increase in the number of directors, or for any other cause, may be filled by the majority vote of the remaining directors, through less than a quorum, then in office, at the next regular or any special


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meeting called for the purpose, or by the stockholders of the Corporation at the next annual meeting or any special meeting called for the purpose, and each director so elected shall, except as otherwise provided herein or in the Certificate of Incorporation or by statute, hold office for a term to expire at the next annual election of directors and until his successor shall be duly elected and qualified, or until his death or until he shall resign or be removed.

      12. Removal. A director may be removed, either with or without cause, by the affirmative vote of a majority of the voting stock of the Corporation then outstanding, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

      13. Fees. The directors for their services as such shall receive such compensation as the Board of Directors may from time to time determine.

      14. Consent of Board of Directors in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the members of the Board consent thereto in writing and such written consent is filed with the minutes of the Board.

      15. Committees of the Board. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more


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directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-laws of the Corporation; and, unless the resolution designating it expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

                                   ARTICLE III
                                    OFFICERS

      1. Number. The officers of the Corporation shall be a


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Chief Executive Officer, a President, one or more Vice Presidents, any of whom may be designated Executive Vice President or Senior Vice President, a Secretary, and a Treasurer, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article.

      2. Election and Term of Office. The officers shall be elected annually by the Board of Directors at the meeting held after the annual meeting of stockholders. Each elected officer shall hold office until his successor shall have been duly elected and qualified in his stead, or until his death or until he shall have resigned or shall have been removed in the manner hereinafter provided.

      3. Other Officers. The Board of Directors, the Chief Executive Officer, or the President may from time to time appoint such other officers as it or he may deem necessary and may also appoint such agents and employees of the Corporation as may be deemed proper. Such officers, agents and employees shall hold office for such period, have such authority, and perform such duties as in these by-laws provided or as the Board of Directors, the Chief Executive Officer or the President may from time to time prescribe. The Board of Directors may from time to time authorize any officer to appoint and remove agents and employees and to prescribe the powers and duties thereof.

      4. Removal. Any officer, agent or employee elected or appointed may be removed, either with or without cause, by the


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Board of Directors, or, except in case of any officer elected by the Board of
Directors, by the Chief Executive Officer, the President or any officer upon whom the power of removal may be conferred by the Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

      5. Resignations. Any officer may resign at any time by giving notice to the Board of Directors. Any such resignation shall take effect from the time of its receipt by the Corporation or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      6. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in these by-laws for regular election or appointment to such office.

      7. Chief Executive Officer. The Chief Executive Officer who shall be a director, shall have general supervision of the policies of the Corporation, subject to the Board of Directors. He may execute all contracts, deeds, bonds, mortgages, notes and other documents on behalf of the Corporation as authorized by the Board of Directors or which are generally authorized as within the ordinary scope of the business of the Corporation. The Chief Executive Officer shall preside at all meetings of shareholders and the Board of Directors.


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      8. The President. The President shall be the chief operating officer of the Corporation, and subject to the Board of Directors and the Chief Executive Officer, shall have general supervision of the operations of the Corporation. He may execute all contracts, deeds, bonds, mortgages, notes and other documents on behalf of the Corporation as authorized by the Board of Directors or which are generally authorized as within the ordinary scope of the business of the Corporation. In the absence of the Chief Executive Officer, the President shall preside at all meetings of shareholders and the Board of Directors.

      9. Vice Presidents. Each Vice President shall perform such duties and have such powers as may from time to time be assigned to him by the Board of Directors, the Chief Executive Officer or by the President. One or more Vice Presidents may be designated Executive Vice President or Senior Vice President as shall be determined by the Board of Directors. Vice Presidents shall have authority to sign contracts and other documents on behalf of the Corporation as authorized by the Board of Directors or which are generally authorized as within the ordinary scope of the business of the Corporation.

      10. The Secretary. The Secretary shall perform all duties incident to the office of Secretary and such other duties as may from time to time be assigned to him by the Board of Directors, the Chief Executive Officer, or the President.

      11. Assistant Secretaries. At the request of the Secretary, or in his absence or disability, any Assistant Secretary shall have


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the power to perform all the duties of the Secretary, and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the Secretary. The Assistant Secretaries shall perform such other duties as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, or by the President.

      12. The Treasurer. The Treasurer shall give such bond for the faithful performance of his duties as the Board of Directors shall require. He shall, in general, perform all the duties incident to the office of the Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors, the Chief Executive Officer, or by the President.

      13. Assistant Treasurers. At the request of the Treasurer, or in his absence or disability, any Assistant Treasurer shall have power to perform all the duties of the Treasurer, and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the Treasurer. The Assistant Treasurers shall perform such other duties as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, or by the President.

      14. Divisional Officers. The Board of Directors, the Chief Executive Officer, or the President may appoint one or more divisional directors for the general supervision and management of the affairs of the division of the Corporation over which he is appointed. The director of each division shall have such authority with respect to the business and affairs of the division as may be


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granted from time to time by the Board of Directors and, with respect to the affairs of such division and in the regular course of business of such division, may sign contracts and other documents in the name of the division, provided, however, that in no case shall the director of one division have authority to bind any other division of the Corporation or to bind the Corporation, except as to the normal and usual business and affairs of the division of which he is director.

      15. Salaries. The Board of Directors shall fix the compensation of the Chief Executive Officer and the President and shall fix, or authorize a committee appointed by the Board to fix, the compensation of any and all other officers. No officer shall be prevented from receiving any such salary by reason of the fact that he is also a director of the Corporation.

                                   ARTICLE IV

                 CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

      1. Contracts, etc. The Board of Directors may authorize any officer or officers or agent or agents of the Corporation to enter into any contract or execute and deliver any instrument in the name of and behalf of the Corporation, and such authority may be general or confined to specific instances, and, unless so authorized by the Board of Directors or by these by-laws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contracts or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.


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      2. Loans. No loan shall be contracted on behalf of the Corporation, and no negotiable paper shall be issued in its name, unless authorized by the Board of Directors.

      3. General and Special Bank Accounts. The Board of Directors may from time to time authorize the opening and keeping, with such banks, trust companies or other depositories as it may designate, of general and special bank accounts, and may make such special rules and regulations with respect thereto as it may deem expedient.

                                    ARTICLE V

                             LIMITATION OF LIABILITY
                                       AND
                                 INDEMNIFICATION

      1. Limitation of Liability. No person shall be liable to the Corporation for any loss or damage suffered by it on account of any action taken or omitted to be taken by him as a director, officer, employee or agent of the Corporation in good faith, if such person (a) exercised or used the same degree of care and skill as a prudent man would have exercised or used under the circumstances in the conduct of his own affairs, or (b) took or omitted to take such action in reliance upon advice of counsel for the Corporation or upon statements made or information furnished by officers or employees of the Corporation which he had reasonable grounds to believe. The standards of care set forth in this section shall not be in derogation of any standard of care set forth in the General Corporation Law of the State of Delaware.


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      2. Indemnification. The Corporation shall indemnify others as set forth in the following paragraphs.

      (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceedings, had reasonable cause to believe that his conduct was unlawful.


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      (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      (c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in


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paragraphs (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

      (d) Any indemnification under paragraphs (a) and (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (a) and (b). Such determination shall be made
(1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceedings, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

      (e) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article.


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      3. Non-Exclusive Provision. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      4. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

                                   ARTICLE VI

                                  MISCELLANEOUS

      1. Seal. The Board of Directors shall provide a corporate seal, which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation, the year of its


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incorporation and the words "Corporate Seal, Delaware". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

      2. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of March in each year.

      3. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice or meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice President and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

      4. Waiver of Notice. Whenever any notice whatsoever is required to be given under the provisions of the General Corporation Law of the State of Delaware, of the Certificate of Incorporation of the Corporation, or of these by-laws, a waiver, thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall


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be deemed equivalent thereto. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or member of a committee of directors need be specified in any written waiver of notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

      5. Books and Records. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of the stockholders, the Board and any committee of the Board at its offices located at 900 Old Country Road, Garden City, New York.

      6. Amendments. All by-laws of the Corporation shall be subject to alteration or repeal, and new by-laws not inconsistent with any provisions of the Certificate of Incorporation or any provision of law may be made, either by the affirmative vote of the holders of record or a majority of the outstanding stock of the Corporation entitled to vote in respect thereof, given at an annual meeting or at any special meeting, at which notice of the proposed amendment has been stated in the notice of the meeting, or by the affirmative vote of a majority of the Board of Directors at any regular or special meeting. By-Laws made or altered by the Board of Directors shall be subject to alteration or repeal by the stockholders or by the Board.


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      7. Headings. Article and section headings used in these by-laws are for convenience only and do not define, limit or otherwise affect the meaning of any section.


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